Exhibit 99.1

Iconix Brand Group Announces its Conclusions Related to SEC Comment Letter Process and Reaffirms 2015 Guidance

•	Accounting for certain transactions to be restated

•	No impact on free cash flow

•	Refinancing plans on track

•	Reaffirming 2015 guidance

•	2016 operating performance on plan

NEW YORK, New York – February 18, 2016 – Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”) today announced that it will restate historical financial statements based on the Company’s conclusions related to the accounting treatment applied to certain transactions in connection with the previously disclosed comment letter process with the Staff of U.S. Securities and Exchange Commission (the “Staff”). The Company has responded to the Staff with a Confirming Letter on all of the questions the Staff has raised. The Company also reaffirmed its guidance for 2015 licensing revenue, non-GAAP diluted EPS and free cash flow.

Due to the restatements, the Company anticipates filing its Form 10-K for the year ended December 31, 2015, and reporting fourth quarter and full year 2015 financial results, by the extended filing date of March 15, 2016. Please refer to the Form 8-K filed today for additional details on the restatement, including tables detailing the estimated adjustments.

Peter Cuneo, Chairman and Interim CEO, commented “As we have stated in the past, the comment letter process was related to highly technical accounting standards and while we are disappointed to have to restate our financial statements, as we expected, there will be no impact on free cash flow. Moving forward we are highly focused on positioning Iconix for long term success and are pleased to announce that our core operating business is on track to achieve our 2015 and 2016 projections. We also remain on track with our financing plans and expect to be in the position to refinance our convertible notes that mature in June 2016.”

Financial Restatement

As previously disclosed, the Company has been engaged in a comment letter process with the Staff. The correspondence with the Staff was primarily related to the accounting treatment applied by the Company to the formation of joint ventures under U.S. Generally Accepted Accounting Principles, and whether the operating results of such joint ventures should have been consolidated with the operating results of the Company. After discussions with the Staff, the Company has concluded that with respect to its Iconix Canada, Iconix Israel, Iconix Southeast Asia, Iconix MENA and LC Partners US joint ventures, the Company will revise its historical accounting treatment to consolidate the financial statements of these entities with the Company’s financial statements and will eliminate the previously reported gains on sale which were recorded at the time these transactions were consummated (including the subsequent June 2014 and September 2014 transactions with respect to Iconix Southeast Asia).

The Company’s historical equity method of accounting will continue to be used for its Iconix China, Iconix Latin America, Iconix Europe, Iconix India, and Iconix Australia joint ventures, and the Company will recalculate the cost basis of the trademarks contributed to the respective joint ventures to determine the amount of the gain that should have been recorded at the time of the consummation of these transactions.

With respect to the Company’s sale of trademarks relating to the Umbro brand in the territory of Korea and the e-commerce and US catalog rights in respect of the Sharper Image brand, the Company will recalculate the cost basis of the trademarks sold to determine the amount of the gain that should have been recorded at the time of sale.

The Company will reclassify the presentation of its income statement to reflect gains on sale of trademarks as a separate line item above the Operating Income line, and not as revenue, as previously reflected. The Company will also reclassify the Equity Earnings on Joint Ventures line to above the Operating Income line, from its previous location within the Other Expenses section.

As previously disclosed, the Company received a formal order of investigation from the SEC. The Company intends to fully cooperate with the SEC regarding this investigation.

2015 Guidance Reaffirmed

The Company expects to report 2015 financial results that will be in line with previously provided guidance for licensing revenue of $370-$380 million, non-GAAP diluted EPS of $1.35-$1.40 and free cash flow of $170-$175 million. This excludes any impact from the restatements announced today, which will be additive to revenue, have a nominal positive impact on 2015 EPS, and will have no impact on free cash flow. Regarding 2015 GAAP diluted EPS, as previously disclosed on the Company’s third quarter 2015 earnings conference call, the Company expects to record a non-cash impairment charge related to certain intangible assets in the fourth quarter of 2015, but is currently analyzing the scope of such charge and whether it will relate to brands in addition to the men’s brands.

2016 Update

From an operating standpoint, the Company remains confident in its 2016 guidance and, excluding any adjustments discussed in today’s announcement, the Company’s portfolio of brands has continued to perform in line with expectations. The consolidation of certain joint ventures will have a positive impact to 2016 revenue and the Company will provide an updated revenue guidance range upon the completion of its restated financial statements. Diluted EPS and free cash flow guidance for 2016 will not be impacted by the restatement, but it is expected that there will be an impact related to current credit market conditions, which influence the cost of Iconix’s impending financing.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), BADGLEY MISCHKA (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET

(R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), ARTFUL DODGER and STRAWBERRY SHORTCAKE (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), PEANUTS (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to additional information that may require the Company to restate further the financial statements and other financial data in the periods impacted by the restatement and/or additional historical periods. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s subsequent Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission, could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Except as required by applicable law, the Company is under no obligation to update or revise publicly any forward-looking statements.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures which we believe are useful to investors as key measures of our operating performance and liquidity. For a discussion of the reasons why the Company uses non-GAAP financial measures and believes that the presentation of such measures provides useful information regarding the Company’s financial condition and results of operations and the related reconciliation of the non-GAAP financial measures, see the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission on November 9, 2015.

Contact Information:

Investors

Jaime Sheinheit

Iconix Brand Group

212.730.0030